Exhibit 10.5

Power of Attorney

I, [name of shareholder], a Chinese citizen with Chinese Identification Card No.: [ID Card Number], and a holder of [percentage of shareholding] of the entire registered capital in Shenzhen Hexunhuagu Information Technology Co. Ltd. (“Hexunhuagu”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize JPush Information Consultation (Shenzhen) Co. Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Hexunhuagu (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hexunhuagu; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Hexunhuagu’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hexunhuagu.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, WFOE and Hexunhuagu on August 5, 2014 and the Equity Pledge Agreement entered into by and among me, WFOE and Hexunhuagu on August 5, 2014 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Hexunhuagu, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney, unless otherwise instructed by WFOE in writing. Once WFOE provides the written instruction to terminate this Power of Attorney in whole or in part, I will immediately withdraw above entrustment and authorization in whole or in part within this Power of Attorney, and immediately enter into another power of attorney in same format, to grant the same authorization and entrustment to other person as nominated by WFOE.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity (In the event there are different interpretations about the Power of Attorney, the Chinese version shall prevail).

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[name of shareholder]

By:	/s/ [name of shareholder]

Accepted by

JPush Information Consultation (Shenzhen) Co. Ltd.

Company seal: /s/ JPush Information Consultation

(Shenzhen) Co. Ltd.

By:	/s/ Wang Xiaodao
Name:	Wang Xiaodao
Title:	Legal Representative

Acknowledged by:

Shenzhen Hexun Huagu Information Technology Co. Ltd.

Company seal: /s/ Shenzhen Hexun Huagu Information

Technology Co. Ltd.

By:	/s/ Wang Xiaodao
Name:	Wang Xiaodao
Title:	Legal Representative

Schedule of Material Differences

One or more persons entered into Power of Attorney with JPush Information Consultation (Shenzhen) Co. Ltd. and Shenzhen Hexunhuagu Information Technology Co. Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of shareholder	Percentage of shareholding	ID Card Number
1.	Luo Weidong	80%	##################
2.	Fang Jiawen	10%	##################
3.	Wang Xiaodao	10%	##################